UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

Zhongpin Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-112111 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)		(Zip Code)

011 86 374-6216633
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 10, 2007, our board of directors increased the size of our board of directors from four to five directors and appointed Min Chen to fill the vacancy on our board of directors. Mr. Chen will serve on the audit, compensation and nominating committees of our board of directors and will serve as chairman of our nominating committee.

Since 1996, Mr. Chen has served as Vice President of Corporate Business Development for Asia at Teleflex Inc., a New York Stock Exchange-listed company. From 1992 to 1996, Mr. Chen served as a professor of international business at the American Graduate School of International Management at Thunderbird School of Global Management, where he taught competitive strategy, comparative management and negotiation. During that time, he also taught as a guest lecturer at Beijing University and Singapore Nanyang Technology University, among other Asian universities. From 1989 to 1990, Mr. Chen served as marketing manager for Constant Industrial Ltd. Australia, a Hong Kong-headquartered multinational corporation, during which time he was also a visiting scholar at Moscow State University in Russia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC.
(Registrant)

	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer
Dated: October 12, 2007